Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2023 Results

For Release October 26, 2023

•	Third quarter 2023 net income of $81.5 million increased 39% compared to third quarter of 2022 and increased 25% compared to the second quarter 2023.

•	Third quarter 2023 diluted earnings per common share of $1.68 increased 38% compared to the third quarter of 2022 and increased 28% compared to the second quarter of 2023.

•	Total assets of $16.5 billion increased 4% compared to June 30, 2023, and increased 31% compared to December 31, 2022.

•	As of September 30, 2023, the Company had $5.4 billion, or 32% of total assets, in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, based on available collateral.

•	The Company’s most liquid assets are in unrestricted cash, short-term investments, including interest-bearing demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together, with unused borrowing capacity, these totaled $10.7 billion, or 65%, of the $16.5 billion in total assets as of September 30, 2023.

•	Uninsured deposits totaled approximately $2 billion as of September 30, 2023, representing less than 20% of total deposits.

•	Loans receivable of $9.9 billion, net of allowance for credit losses on loans, increased $56.7 million, or 1%, compared to June 30, 2023, and increased $2.5 billion, or 33%, compared to December 31, 2022.

•	Efficiency ratio was 28.0% in the third quarter of 2023 compared to 30.5% in the third quarter of 2022 and 32.7% in the second quarter of 2023.

•	Tangible book value per common share of $25.82 increased 24% compared to $20.78 in the third quarter of 2022 and increased 7% compared to $24.14 in the second quarter of 2023.

•	On August 31, 2023, the Company completed a $303.6 million securitization of 11 multi-family mortgage loans through a Freddie Mac-sponsored Q-Series transaction.

•	On September 7, 2023, the Company entered into an agreement with Bank of Pontiac to sell its Farmers-Merchants Bank of Illinois branch locations in Paxton, Melvin, and Piper City, Illinois, and into an agreement with CBI Bank & Trust, to sell its Farmers-Merchants Bank of Illinois branch located in Joy, Illinois.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported third quarter 2023 net income of $81.5 million, or diluted earnings per common share of $1.68. This compared to $58.5 million, or diluted earnings per common share of $1.22 in the third quarter of 2022, and compared to $65.3 million, or diluted earnings per common share of $1.31 in the second quarter of 2023.

“We could not be prouder to have achieved the highest earnings and asset levels in company history during the third quarter, along with tangible book value of $25.82 per share that grew 24% over the last year. Our focus on growing our sales teams in new markets, conservative underwriting, cost controls, and effectively matching our asset and liability duration have positioned us well for sustainable earnings growth for the remainder of 2023 and beyond,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “Our team has continued to maximize sources of liquidity and capital efficiencies to ensure that our strong pipeline of loan growth can be effectively executed in various interest rate environments so we can meet the needs of our customers and continue to generate ongoing profitability. We could not have achieved these record-setting milestones during the third quarter without the hard work and dedication of our entire team.”

Net income of $81.5 million for the third quarter 2023 increased by $23.0 million, or 39%, compared to the third quarter of 2022, primarily driven by a $32.1 million, or 38%, increase in net interest income. Results for the third quarter 2023 included a $11.6 million positive fair market value adjustment to servicing rights compared to a $4.6 million positive adjustment in the third quarter of 2022.

Net income of $81.5 million for the third quarter 2023 increased by $16.2 million, or 25%, compared to the second quarter of 2023, primarily driven by an $11.8 million, or 11% increase, in net interest income, an $18.6 million decrease in provision for credit losses related to credit events in the second quarter 2023, and a $6.2 million, or 21% increase in noninterest income. These increases to net income were partially offset by a $21.8 million increase in the provision for income taxes following the $13.0 million tax benefit related to tax refunds and changes to state tax apportionment calculations that were recognized in the second quarter 2023. Results for the third quarter 2023 included a $11.6 million positive fair market value adjustment to servicing rights compared to a $3.4 million positive adjustment in the second quarter of 2023.

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Total Assets

Total assets of $16.5 billion at September 30, 2023 increased $620.4 million, or 4%, compared to June 30, 2023, and increased $3.9 billion, or 31%, compared to December 31, 2022. The increase compared to December 31, 2022 was primarily due to significant growth in the healthcare, commercial lines of credit on collateralized mortgage servicing rights, multi-family, and warehouse loan portfolios.

Return on average assets was 2.03% for the third quarter of 2023 compared to 2.05% for the third quarter of 2022 and 1.78% for the second quarter of 2023.

Asset Quality

The allowance for credit losses on loans of $66.9 million, as of September 30, 2023, increased $3.9 million, or 6%, compared to June 30, 2023 and increased $22.9 million, or 52%, compared to December 31, 2022. The increase compared to June 30, 2023 was primarily in the multi-family, healthcare, and commercial portfolios due to a combination of changes in qualitative loss factors and loan growth. The increase compared to December 31, 2022 was primarily due to loan growth in the period, as well as credit events and increases in qualitative factors and forecasted loss rates to reflect changes in industry conditions that were recorded during the second quarter 2023. The Company experienced net recoveries of $10,000 during the third quarter 2023.

Non-performing loans were $60.2 million, or 0.60%, of loans receivable as of September 30, 2023, compared to 0.69% at June 30, 2023, and 0.36% at December 31, 2022. The increase in non-performing loans compared to December 31, 2022 was primarily due to 3 customers.

Securities Available for Sale

Total securities available for sale of $624.6 million as of September 30, 2023 decreased $23.4 million, or 4%, compared to June 30, 2023, and increased $301.2 million, or 93%, compared to December 31, 2022.

As of September 30, 2023, Accumulated Other Comprehensive Losses (“AOCL”) of $4.8 million, related to securities available for sale, decreased $2.3 million, or 32%, compared to June 30, 2023, and decreased $5.8 million, or 55%, compared to December 31, 2022. The $4.8 million of AOCL as of September 30, 2023 represented less than 1% of total equity and less than 1% of total investment securities.

Total Deposits

Total deposits of $13.0 billion at September 30, 2023 decreased $52.5 million compared to June 30, 2023, and increased $2.9 billion, or 29%, compared to December 31, 2022. The changes for both periods were primarily due to changes in brokered certificates of deposit.

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Total brokered deposits of $4.4 billion at September 30, 2023 decreased $350.8 million, or 7%, from June 30, 2023 and increased $1.6 billion, or 59%, from December 31, 2022. Brokered deposits represented 34% of total deposits at September 30, 2023 compared to 36% of total deposits at June 30, 2023 and 27% of total deposits at December 31, 2022. As of September 30, 2023, brokered certificates of deposit had a weighted average remaining duration of 49 days.

The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and short duration characteristics of its deposit and loan portfolios. As of September 30, 2023, deposit balances in Flex CD products increased by $294.3 million, or 201%, compared to December 31, 2022. Additionally, the Company has offered an insured cash sweep program since 2018, which extends FDIC protection up to $100 million per depositor. The balance of deposits in this program was $1.8 billion as of September 30, 2023 and has contributed to the Company's low level of uninsured deposits, which were below 20% of total deposits.

Liquidity

Cash balances of $407.2 million as of September 30, 2023 increased by $29.9 million compared to June 30, 2023 and increased by $181.1 million compared to December 31, 2022. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $5.4 billion as of September 30, 2023 compared to $5.3 billion at June 30, 2023 and $3.1 billion at December 31, 2022.

This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

September 30, 2023 and 2022

Net Interest Income of $117.4 million increased $32.1 million, or 38%, reflecting higher yields and average balances on loans and loans held for sale, and higher balances of securities held to maturity, which were partially offset by higher rates and average balances on deposits, as well as higher rates on borrowings that were primarily related to the credit linked notes issued by the Company during the first quarter of 2023.

•	Interest rate spread of 2.44% decreased 33 basis points compared to 2.77%.

•	Net interest margin of 2.99% decreased 6 basis points compared to 3.05%.

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Interest Income of $296.7 million increased $162.6 million, or 121%, compared to $134.1 million, reflecting an increase in both yields and average balances of loans and loans held for sale, as well as higher balances in securities held to maturity.

•	Average balances of $13.4 billion for loans and loans held for sale increased 31% compared to $10.2 billion.

•	Average yield on loans and loans held for sale of 7.89% increased 289 basis points compared to 5.00%.

Interest Expense of $179.2 million increased $130.5 million, or 268%, compared to $48.7 million. The increase was primarily due to higher rates on certificates of deposit, interest-bearing checking, and money market accounts, as well higher average balances of certificates of deposit and higher rates on borrowings.

•	Average balances of $13.2 billion for interest-bearing deposits increased 46% compared to $9.0 billion.

•	Average interest rates of 4.90% for interest-bearing deposits increased 292 basis points compared to 1.98%.

Noninterest Income of $36.1 million increased $6.9 million, or 24%, compared to $29.2 million, primarily due to a $9.2 million, or 113%, increase in loan servicing fees that was offset by a $2.6 million, or 19%, decrease in gain on sale of loans.

•	Loan servicing fees included a $11.6 million positive fair market value adjustment to servicing rights, with a $1.2 million positive adjustment in the Banking segment and a $10.4 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $4.6 million positive fair market value adjustment to mortgage servicing rights in the prior period, of which $0.9 million was in the Banking segment and $3.7 million was in the Multi-family Mortgage Banking segment.

•	The decrease in gain on sale of loans was associated with a business mix shift in multi-family lending, from volumes sold in the secondary market towards those maintained on the balance sheet.

Noninterest Expense of $42.9 million increased $8.0 million, or 23%, primarily due to increases in salaries and employee benefits and deposit insurance expense.

•	The efficiency ratio of 28.0% decreased 253 basis points compared to 30.5%.

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Comparison of Operating Results for the Three Months Ended

September 30, 2023 and June 30, 2023

Net Interest Income of $117.4 million increased $11.8 million, or 11%, compared to $105.6 million, reflecting higher average balances and yields on loans and loans held for sale, which were partially offset by higher average balances and rates and on deposits, as well as higher average balances on borrowings.

•	Interest rate spread of 2.44% increased 3 basis points compared to 2.41%.

•	Net interest margin of 2.99% increased 2 basis points compared to 2.97%.

Interest Income of $296.7 million increased $38.6 million, or 15%, compared to $258.1 million, reflecting an increase in average balances and yields on loans and loans held for sale.

•	Average balances of $13.4 billion for loans and loans held for sale increased 12%, compared to $12.0 billion.

•	Average yield on loans and loans held for sale of 7.89% increased 22 basis points compared to 7.67%.

Interest Expense of $179.2 million increased 18% compared to $152.5 million. The increase was primarily due to higher average balances and rates on certificates of deposit and interest-bearing checking accounts, as well as higher average balances on borrowings.

•	Average balances of $13.2 billion for interest-bearing deposits increased 10% compared to $12.0 billion.

•	Average interest rates of 4.90% for interest-bearing deposits increased 30 basis points compared to 4.60%.

Noninterest Income of $36.1 million increased $6.2 million, or 21%, compared $29.9 million, primarily due to a $8.8 million, or 102%, increase in loan servicing fees.

•	Loan servicing fees included a $11.6 million positive fair market value adjustment to servicing rights, with a $1.2 million positive adjustment in the Banking segment and a $10.4 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $3.4 million positive fair market value adjustment to servicing rights in the prior period, with a $1.3 million positive adjustment in the Banking segment and a $2.1 million positive adjustment in the Multi-family Mortgage Banking segment.

Noninterest Expense of $42.9 million decreased $1.4 million, or 3%, primarily due to a decrease in professional fees and other miscellaneous expenses that were partially offset by higher salaries and employee benefits.

•	The efficiency ratio of 28.0% decreased 474 basis points compared to 32.7%.

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About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing. Through this segment it also serves as a syndicator of low-income housing tax credit and debt funds; Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $16.5 billion in assets and $13.0 billion in deposits as of September 30, 2023, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$10,633	$15,390	$19,002	$22,170	$13,796
Interest-earning demand accounts	396,605	361,920	350,584	203,994	310,165
Cash and cash equivalents	407,238	377,310	369,586	226,164	323,961
Securities purchased under agreements to resell	3,385	3,412	3,438	3,464	3,497
Mortgage loans in process of securitization	476,047	298,907	197,074	154,194	137,448
Securities available for sale	624,586	648,003	679,518	323,337	322,069
Securities held to maturity (includes $1,010,745, $1,058,590, $1,106,582, $1,118,966 and $1,005,487 at fair value, respectively)	1,012,801	1,062,017	1,104,835	1,119,078	1,005,487
Federal Home Loan Bank (FHLB) stock	48,219	39,130	39,130	39,130	39,130
Loans held for sale (includes $90,875, $82,931, $85,516, $82,192 and $68,785 at fair value, respectively)	3,477,036	3,058,013	2,855,250	2,910,576	2,844,750
Loans receivable, net of allowance for credit losses on loans of $66,864, $62,986, $51,838, $44,014 and $38,996, respectively	9,910,681	9,854,018	8,575,210	7,426,858	6,919,128
Premises and equipment, net	36,730	36,947	35,793	35,438	35,492
Servicing rights	162,141	147,288	143,867	146,248	144,984
Interest receivable	78,401	70,509	64,282	56,262	40,170
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	831	949	1,068	1,186	1,307
Other assets and receivables	241,295	262,524	156,070	157,447	145,454
Total assets	$16,495,236	$15,874,872	$14,240,966	$12,615,227	$11,978,722
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$287,846	$349,387	$313,733	$326,875	$315,868
Interest-bearing	12,719,492	12,710,477	11,031,498	9,744,470	10,003,611
Total deposits	13,007,338	13,059,864	11,345,231	10,071,345	10,319,479
Borrowings	1,654,075	1,016,836	1,233,762	930,392	97,279
Deferred and current tax liabilities, net	18,006	16,084	32,827	19,613	19,124
Other liabilities	183,102	221,788	123,462	134,138	130,250
Total liabilities	14,862,521	14,314,572	12,735,282	11,155,488	10,566,132
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 43,240,212 shares, 43,237,300 shares, 43,233,618 shares, 43,113,127 shares and 43,109,578 shares	139,609	138,853	138,105	137,781	137,226
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,371
Retained earnings	998,252	928,875	875,700	832,871	787,530
Accumulated other comprehensive loss	(4,754)	(7,036)	(7,729)	(10,521)	(11,686)
Total shareholders' equity	1,632,715	1,560,300	1,505,684	1,459,739	1,412,590
Total liabilities and shareholders' equity	$16,495,236	$15,874,872	$14,240,966	$12,615,227	$11,978,722

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Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q23	3Q23
	2023	2023	2022	vs. 2Q23	vs. 3Q22
Interest Income
Loans	$266,561	$228,732	$129,101	17%	106%
Mortgage loans in process of securitization	2,583	3,127	2,162	-17%	19%
Investment securities:
Available for sale - taxable	6,182	5,564	485	11%	1175%
Held to maturity	17,427	17,311	970	1%	1697%
Federal Home Loan Bank stock	572	471	379	21%	51%
Other	3,351	2,864	1,015	17%	230%
Total interest income	296,676	258,069	134,112	15%	121%
Interest Expense
Deposits	162,906	137,801	45,002	18%	262%
Borrowed funds	16,334	14,651	3,725	11%	338%
Total interest expense	179,240	152,452	48,727	18%	268%
Net Interest Income	117,436	105,617	85,385	11%	38%
Provision for credit losses	4,014	22,603	2,225	-82%	80%
Net Interest Income After Provision for Credit Losses	113,422	83,014	83,160	37%	36%
Noninterest Income
Gain on sale of loans	10,758	11,350	13,354	-5%	-19%
Loan servicing fees, net	17,384	8,616	8,169	102%	113%
Mortgage warehouse fees	1,858	2,865	1,105	-35%	68%
Syndication and asset management fees	2,368	3,896	3,073	-39%	-23%
Other income	3,700	3,155	3,485	17%	6%
Total noninterest income	36,068	29,882	29,186	21%	24%
Noninterest Expense
Salaries and employee benefits	27,052	25,724	23,027	5%	17%
Loan expenses	1,038	907	1,226	14%	-15%
Occupancy and equipment	2,196	2,456	1,967	-11%	12%
Professional fees	2,555	3,723	2,429	-31%	5%
Deposit insurance expense	3,568	3,806	755	-6%	373%
Technology expense	1,609	1,571	1,325	2%	21%
Other expense	4,912	6,133	4,222	-20%	16%
Total noninterest expense	42,930	44,320	34,951	-3%	23%
Income Before Income Taxes	106,560	68,576	77,395	55%	38%
Provision for income taxes	25,056	3,274	18,907	665%	33%
Net Income	$81,504	$65,302	$58,488	25%	39%
Dividends on preferred stock	(8,668)	(8,668)	(5,729)	—	51%
Net Income Allocated to Common Shareholders	$72,836	$56,634	$52,759	29%	38%
Basic Earnings Per Share	$1.68	$1.31	$1.22	28%	38%
Diluted Earnings Per Share	$1.68	$1.31	$1.22	28%	38%
Weighted-Average Shares Outstanding
Basic	43,238,724	43,235,398	43,107,975
Diluted	43,351,208	43,309,393	43,258,925

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Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2023	2022	Change
Interest Income
Loans	$684,743	$287,291	138%
Mortgage loans in process of securitization	7,358	5,856	26%
Investment securities:
Available for sale - taxable	14,012	2,103	566%
Held to maturity	50,492	970	5105%
Federal Home Loan Bank stock	1,470	932	58%
Other	7,964	2,242	255%
Total interest income	766,039	299,394	156%
Interest Expense
Deposits	405,149	68,583	491%
Borrowed funds	37,144	7,670	384%
Total interest expense	442,293	76,253	480%
Net Interest Income	323,746	223,141	45%
Provision for credit losses	33,484	10,888	208%
Net Interest Income After Provision for Credit Losses	290,262	212,253	37%
Noninterest Income
Gain on sale of loans	28,841	52,883	-45%
Loan servicing fees, net	28,360	27,507	3%
Mortgage warehouse fees	5,751	4,313	33%
Syndication and asset management fees	7,476	5,286	41%
Other income	9,786	12,965	-25%
Total noninterest income	80,214	102,954	-22%
Noninterest Expense
Salaries and employee benefits	74,922	66,795	12%
Loan expenses	2,749	3,621	-24%
Occupancy and equipment	6,884	5,792	19%
Professional fees	8,547	5,326	60%
Deposit insurance expense	9,552	2,184	337%
Technology expense	4,757	3,865	23%
Other expense	14,611	11,358	29%
Total noninterest expense	122,022	98,941	23%
Income Before Income Taxes	248,454	216,266	15%
Provision for income taxes	46,693	53,701	-13%
Net Income	$201,761	$162,565	24%
Dividends on preferred stock	(26,003)	(17,186)	51%
Net Income Allocated to Common Shareholders	$175,758	$145,379	21%
Basic Earnings Per Share	$4.07	$3.37	21%
Diluted Earnings Per Share	$4.06	$3.36	21%
Weighted-Average Shares Outstanding
Basic	43,218,125	43,182,380
Diluted	43,317,343	43,331,148

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Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q23		3Q23
	2023	2023	2022	vs. 2Q23		vs. 3Q22
Noninterest expense	$42,930	$44,320	$34,951	-3%		23%

Net interest income (before provision for credit losses)	117,436	105,617	85,385	11%		38%
Noninterest income	36,068	29,882	29,186	21%		24%
Total income	$153,504	$135,499	$114,571	13%		34%

Efficiency ratio	27.97%	32.71%	30.51%	(474	)bps	(254	)bps

Average assets	$16,031,015	$14,673,257	$11,437,805	9%		40%
Net income	81,504	65,302	58,488	25%		39%
Return on average assets before annualizing	0.51%	0.45%	0.51%
Annualization factor	4.00	4.00	4.00
Return on average assets	2.03%	1.78%	2.05%	25	bps	(2	)bps

Return on average tangible common shareholders' equity (1)	26.69%	22.03%	23.92%	466	bps	277	bps

Tangible book value per common share (1)	$25.82	$24.14	$20.78	7%		24%

Tangible common shareholders' equity/tangible assets (1)	6.78%	6.58%	7.49%	20	bps	(71	)bps

Consolidated ratios
Total capital/risk-weighted assets(2)	11.4%	11.3%	12.5%
Tier I capital/risk-weighted assets(2)	10.9%	10.8%	12.1%
Common Equity Tier I capital/risk-weighted assets(2)	7.5%	7.3%	7.8%
Tier I capital/average assets(2)	10.1%	10.6%	12.3%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; September 30, 2023 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q23		3Q23
	2023	2023	2022	vs. 2Q23		vs. 3Q22
Net income	$81,504	$65,302	$58,488	25%		39%
Less: preferred stock dividends	(8,668)	(8,668)	(5,729)	—		51%
Net income available to common shareholders	$72,836	$56,634	$52,759	29%		38%

Average shareholders' equity	$1,607,779	$1,544,976	$1,267,160	4%		27%
Less: average goodwill & intangibles	(16,742)	(16,858)	(17,228)	-1%		-3%
Less: average preferred stock	(499,608)	(499,608)	(367,726)	—		36%
Average tangible common shareholders' equity	$1,091,429	$1,028,510	$882,206	6%		24%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	26.69%	22.03%	23.92%	466	bps	277	bps

Total equity	$1,632,715	$1,560,300	$1,412,590	5%		16%
Less: goodwill and intangibles	(16,676)	(16,794)	(17,152)	-1%		-3%
Less: preferred stock	(499,608)	(499,608)	(499,520)	—		—
Tangible common shareholders' equity	$1,116,431	$1,043,898	$895,918	7%		25%

Assets	$16,495,236	$15,874,872	$11,978,722	4%		38%
Less: goodwill and intangibles	(16,676)	(16,794)	(17,152)	-1%		-3%
Tangible assets	$16,478,560	$15,858,078	$11,961,570	4%		38%

Ending common shares	43,240,212	43,237,300	43,109,578

Tangible book value per common share	$25.82	$24.14	$20.78	7%		24%
Tangible common shareholders' equity/tangible assets	6.78%	6.58%	7.49%	20	bps	(71	)bps

Page	11

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2023	2022	Change
Noninterest expense	$122,022	$98,941	23%

Net interest income (before provision for credit losses)	323,746	223,141	45%
Noninterest income	80,214	102,954	-22%
Total income	$403,960	$326,095	24%

Efficiency ratio	30.21%	30.34%	(13	)bps

Average assets	$14,541,523	$10,568,712	38%
Net income	201,761	162,565	24%
Return on average assets before annualizing	1.39%	1.54%
Annualization factor	1.33	1.33
Return on average assets	1.85%	2.05%	(20	)bps

Return on average tangible common shareholders' equity (1)	22.61%	23.08%	(47	)bps

Tangible book value per common share (1)	$25.82	$20.78	24%

Tangible common shareholders' equity/tangible assets (1)	6.78%	7.49%	(71	)bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Nine Months Ended
	September 30,	September 30,
	2023	2022	Change
Net income	$201,761	$162,565	24%
Less: preferred stock dividends	(26,003)	(17,186)	51%
Net income available to common shareholders	$175,758	$145,379	21%

Average shareholders' equity	$1,550,196	$1,219,305	27%
Less: average goodwill & intangibles	(16,859)	(17,360)	-3%
Less: average preferred stock	(499,608)	(364,028)	37%
Average tangible common shareholders' equity	$1,033,729	$837,917	23%

Annualization factor	1.33	1.33
Return on average tangible common shareholders' equity	22.61%	23.08%	(47	)bps

Total equity	$1,632,715	$1,412,590	16%
Less: goodwill and intangibles	(16,676)	(17,152)	-3%
Less: preferred stock	(499,608)	(499,520)	—
Tangible common shareholders' equity	$1,116,431	$895,918	25%

Assets	$16,495,236	$11,978,722	38%
Less: goodwill and intangibles	(16,676)	(17,152)	-3%
Tangible assets	$16,478,560	$11,961,570	38%

Ending common shares	43,240,212	43,109,578

Tangible book value per common share	$25.82	$20.78	24%
Tangible common shareholders' equity/tangible assets	6.78%	7.49%	(71	)bps

Page	12

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	Septmeber 30, 2023			June 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$259,630	$3,923	5.99%	$249,722	$3,335	5.36%	$211,653	$1,394	2.61%
Securities available for sale - taxable	656,561	6,182	3.74%	672,887	5,564	3.32%	331,796	485	0.58%
Securities held to maturity	1,040,070	17,427	6.65%	1,093,018	17,311	6.35%	98,363	970	3.91%
Mortgage loans in process of securitization	208,767	2,583	4.91%	280,092	3,127	4.48%	235,230	2,162	3.65%
Loans and loans held for sale	13,399,854	266,561	7.89%	11,968,565	228,732	7.67%	10,245,294	129,101	5.00%
Total interest-earning assets	15,564,882	296,676	7.56%	14,264,284	258,069	7.26%	11,122,336	134,112	4.78%
Allowance for credit losses on loans	(63,449)			(54,411)			(39,325)
Noninterest-earning assets	529,582			463,384			354,794

Total assets	$16,031,015			$14,673,257			$11,437,805

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,882,727	58,642	4.76%	4,307,736	48,296	4.50%	4,207,217	21,980	2.07%
Savings deposits	241,861	340	0.56%	236,012	299	0.51%	239,262	162	0.27%
Money market	2,798,325	33,235	4.71%	2,749,594	30,521	4.45%	2,523,315	13,094	2.06%
Certificates of deposit	5,255,573	70,689	5.34%	4,729,242	58,685	4.98%	2,030,152	9,766	1.91%
Total interest-bearing deposits	13,178,486	162,906	4.90%	12,022,584	137,801	4.60%	8,999,946	45,002	1.98%

Borrowings	711,948	16,334	9.10%	591,333	14,651	9.94%	588,582	3,725	2.51%
Total interest-bearing liabilities	13,890,434	179,240	5.12%	12,613,917	152,452	4.85%	9,588,528	48,727	2.02%

Noninterest-bearing deposits	333,155			346,837			474,925
Noninterest-bearing liabilities	199,647			167,527			107,192

Total liabilities	14,423,236			13,128,281			10,170,645

Shareholders' equity	1,607,779			1,544,976			1,267,160

Total liabilities and shareholders' equity	$16,031,015			$14,673,257			$11,437,805

Net interest income		$117,436			$105,617			$85,385

Net interest spread			2.44%			2.41%			2.77%

Net interest-earning assets	$1,674,448			$1,650,367			$1,533,808

Net interest margin			2.99%			2.97%			3.05%

Average interest-earning assets to average interest-bearing liabilities			112.05%			113.08%			116.00%

Page	13

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Segment	2023	2023	2022	2023	2022
Multi-family Mortgage Banking	$14,685	$11,242	$13,366	$27,893	$44,414
Mortgage Warehousing	19,926	18,596	11,801	47,163	36,828
Banking	52,445	42,650	39,344	144,402	94,040
Other	(5,552)	(7,186)	(6,023)	(17,697)	(12,717)
Total	$81,504	$65,302	$58,488	$201,761	$162,565

	Total Assets
	September 30,	June 30,	December 31,
Segment	2023	2023	2022
Multi-family Mortgage Banking	$392,754	$373,680	$351,274
Mortgage Warehousing	4,757,817	4,474,832	2,519,810
Banking	11,135,651	10,784,596	9,587,544
Other	209,014	241,764	156,599
Total	$16,495,236	$15,874,872	$12,615,227

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Loan Type	2023	2023	2022	2023	2022
Multi-family	8,616	$10,361	$12,002	$23,897	$46,578
Single-family	951	202	138	1,430	1,001
Small Business Association (SBA)	1,191	787	1,214	3,514	5,304
Total	$10,758	$11,350	$13,354	$28,841	$52,883

	Loans Receivable and Loans Held for Sale
	September 30,	June 30,	December 31,
	2023	2023	2022
Mortgage warehouse lines of credit	$1,022,692	$1,201,932	$464,785
Residential real estate	1,358,908	1,342,586	1,178,401
Multi-family financing	3,709,320	3,746,333	3,135,535
Healthcare financing	2,218,559	2,128,378	1,604,341
Commercial and commercial real estate (1)(2)	1,560,031	1,394,256	978,661
Agricultural production and real estate	96,490	91,599	95,651
Consumer and margin loans	11,545	11,920	13,498
	9,977,545	9,917,004	7,470,872
Less: Allowance for credit losses on loans	66,864	62,986	44,014
Loans receivable	$9,910,681	$9,854,018	$7,426,858

Loans held for sale	3,477,036	3,058,013	2,910,576
Total loans, net of allowance	$13,387,717	$12,912,031	$10,337,434

(1)     Includes $1.0 billion, $894.7 million and $497.0 million of revolving  lines of credit collateralized primarily by mortgage servicing rights as of September 30, 2023, June 30, 2023 and December 31, 2022, respectively.

(2)     Includes only $8.1 million, $8.3 million and $12.8 million of non-owner occupied commerical real estate as of September 30, 2023, June 30, 2023 and December 31, 2022, respectively.

Page	14